Series Number: 1
For period ending: 6/30/13

48)	Investor, A, C & R
First $1 billion 0.901%
Next $1 billion 0.849%
Next $3 billion 0.819%
Next $5 billion 0.799%
Next $15 billion 0.786%
Next $25 billion 0.784%
Over $50 billion 0.783%

Institutional
First $1 billion 0.701%
Next $1 billion 0.649%
Next $3 billion 0.619%
Next $5 billion 0.599%
Next $15 billion 0.586%
Next $25 billion 0.584%
Over $50 billion 0.583%

72DD)                                1. Total income dividends for which record date passed during the period
                                           Investor Class                                           14,357
                                Institutional Class                                             6,463
                                2. Dividends for a second class of open-end company shares
                                A Class                                  1,461
                                C Class                                      48
                                R Class                                        3

73A)                      1. Dividends from net investment income
                                Investor Class                                                                           $0.255
                               Institutional Class                                                      $0.2843
                      2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.2183
        C Class                                            $0.1082
        R Class                                                      $0.1815

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           48,536
                              Institutional Class                                           25,677

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                 6,629
                                    C Class                                                                     376
R Class                                      15

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $13.50
                                Institutional Class                                $13.50

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $13.44
                                    C Class                                                                 $13.45
R Class                                 $13.47

Series Number: 2
For period ending: 6/30/13

48)                      Investor, A, C & R
0.950%

Institutional
0.750%

72DD)                                1. Total income dividends for which record date passed during the period
                                           Investor Class                                           288
                                Institutional Class                                           267
                                2. Dividends for a second class of open-end company shares
                                A Class                                205
           C Class                                  65
                                R Class                                  78

73A)                      1. Dividends from net investment income
                                Investor Class                                                                           $0.3362
                               Institutional Class                                                      $0.355
                      2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.3129
        C Class                                            $0.2427
        R Class                                                      $0.2895

74U)                                1. Number of shares outstanding (000's omitted)
                              Investor Class                                           961
                              Institutional Class                                           775

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                 675
                                    C Class                                                                  280
R Class                                 275

74V)                      1. Net asset value per share (to nearest cent)
                                Investor Class                                $9.98
                                Institutional Class                                $9.99

2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                           $9.97
                                    C Class                                                                 $9.93
R Class                                 $9.95